# POINT Biopharma Announces Abstract Publication of Dosimetry Data Findings from the Lead-In Cohort of the SPLASH trial in mCRPC at the 2022 SNMMI Mid-Winter & ACNM Annual Meeting

*Dosimetry data demonstrated PNT2002 has a favorable and safe dosimetry profile in the patient population and dose regimen being studied*

*Red marrow dosimetry was well below critical thresholds, enabling a potential opportunity for combination therapy*

February 25, 2022 – INDIANAPOLIS, INDIANA – POINT Biopharma Global Inc. (NASDAQ: PNT) (the "Company" or "POINT"), a company accelerating the discovery, development, and global access to life-changing radiopharmaceuticals, announced today the publication of data from the 27-patient safety and dosimetry lead-in cohort for the Company's Phase 3 SPLASH trial (NCT04647526) evaluating PNT2002 for the treatment of metastatic castration-resistant prostate cancer (mCRPC) at the 2022 SNMMI Mid-Winter & ACNM Annual Meeting, taking place February 25-27, 2022.

"We are encouraged by the favorable red marrow dosimetry which highlights the potential opportunity for PNT2002 as a combination therapy in advanced prostate cancer." said Dr. Neil Fleshner, Chief Medical Officer of POINT Biopharma. "While radioligand therapies have historically showed promise as monotherapy, we are eager to evaluate if improved clinical and patient outcomes may result from a combination approach to treatment."

Data from the abstract titled "Dosimetry Results from the SPLASH Trial" (Abstract #: MWMA2244) demonstrated the following:

For a cumulative administered activity of 27.2 GBq, i.e. four cycles of 6.8 GBq, the kidneys would receive a cumulative absorbed dose of 19.9 Gy, and the red marrow a cumulative absorbed dose of 0.91 Gy.

Organs receiving the largest absorbed doses were the lacrimal glands at 1.2 Gy/GBq, followed by the kidneys at 0.73 Gy/GBq.

The average dose to the salivary glands and red marrow was 0.34 Gy/GBq and 0.034 Gy/GBq, respectively.

SPECT/CT vs planar-based kidney dosimetry was consistent across most subjects (±20%) where SPECT/CT images were available with a mean kidney absorbed dose difference of 1%.

"These results represent an important milestone for the PNT2002 clinical program." said Dr. Joe McCann, CEO of POINT Biopharma "The dosimetry data generated in the SPLASH lead-in validates the published literature and overall approach POINT has leveraged to accelerate the clinical development program."

Radiation dosimetry of PNT2002 was calculated in 27 patients with mCRPC based on biodistribution data from planar whole-body conjugate imaging at 1, 24, 48, 72, and 168 hours and, for 7 of them, SPECT/CT imaging at 48-72 hours post injection of their first cycle of PNT2002 (6.8±10% GBq).

The Phase 3 SPLASH trial is a multi-center, randomized, open label assessment of PNT2002 in patients with PSMA avid mCRPC who have progressed following treatment with androgen receptor-axis-targeted (ARAT) therapy. The treatment regimen for the lead-in cohort is the same as being investigated in the randomization part of the trial. The randomization phase of SPLASH is currently enrolling approximately 400 patients in the US, Canada and Europe. There are 25 sites currently enrolling in North America. Site activations throughout Europe and the UK are ongoing.

Patients will be randomized 2:1 with patients in arm A receiving PNT2002 and patients in arm B receiving either Abiraterone or Enzalutamide with supportive care permitted medications. Patients in arm B who experience centrally assessed radiographic progression and meet protocol eligibility will have the option to crossover and receive PNT2002. Patients will be subject to follow-up for up to 5 years from the first PNT2002 dose. The primary endpoint of the study is radiographic progression-free survival (rPFS). Key secondary endpoints include overall response rate (ORR), overall survival (OS), and pharmacokinetics (PK). The Company expects to report top line data from SPLASH mid-2023.

A copy of the poster will be available under the Presentations tab of the Investors section of the Company's website at https://www.pointbiopharma.com/.

**About POINT Biopharma Global Inc.**
POINT Biopharma Global Inc. is a globally focused radiopharmaceutical company building a platform for the clinical development and commercialization of radioligands that fight cancer. POINT is transforming precision medicine by combining a portfolio of best-in-class radio-pharmaceutical assets, a seasoned management team, an industry-leading pipeline, in-house manufacturing capabilities, and secured supply for rare medical isotopes like actinium-225 and lutetium-177. Learn more about POINT Biopharma Global Inc. at https://www.pointbiopharma.com/. Information about POINT Biopharma Global Inc.'s Phase 3 SPLASH trial for metastatic castrate resistant prostate cancer (mCRPC) patients can be found at https://www.splashtrial.com/.

**Forward Looking Statements**

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